Exhibit 107

Calculation of Filing Fee Tables

Form S-1

MOBILE GLOBAL ESPORTS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities (Revised)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity Equity	Common Common	Rule 457(o)	4,025,000 172,500	$4.00 $4.80	$16,100,000 $828,000	.0000927	$1,493 $67
Fees Previously Paid								$1,543.64
Fees Previously Paid								$15.57
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$16,928,000
	Total Fees Previously Paid					$1,559.21
	Total Fee Offsets					0
	Net Fee Due					$10.01

(1)	There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(o) under the Securities act of 1933, as amended.

(3)	Includes additional shares that the underwriters have the option to purchase to cover over-allotments, if any, and shares underlying additional warrants earned in the event of over allotment sale.

(4)	We have agreed to issue, on the closing date of this offering, warrants, or the representative’s warrants, to a representative of the underwriters, in an amount equal to 10% of the aggregate number of common shares sold by us in this offering. The exercise price of the representative’s warrants is equal to 120% of the price of our common shares offered hereby. The representative’s warrants are exercisable for a period of 5 years from the effective date of the registration statement of which this prospectus forms a part and will terminate on the fifth anniversary of the effective date of the registration statement. Warrants may not be exercised for at least 180 days after the effective date by the underwriters, per FINRA rule 5110(e)(1). The shares underlying the underwriters’ warrants are being registered.